UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 10, 2009

Glowpoint, Inc.

(Exact name of registrant as specified in its Charter)

Delaware	0-25940	77-0312442
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

225 Long Avenue Hillside, NJ		07205
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (312) 235-3888

Not Applicable
(Former name or former address, if changed since last report)

ITEM 1.01          ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On August 11, 2009, Glowpoint, Inc. (“Glowpoint” or the “Company”) entered into a transaction that resulted in the Company eliminating dividends on its convertible preferred stock until January 1, 2013 and the Company issuing approximately 17,372,399 shares of common stock in exchange for warrants to acquire approximately 39,087,916 shares of common stock with an exercise price of $0.40 (the “Warrants”).

In order to eliminate dividends on its convertible preferred stock until January 1, 2013, a new Series A-2 Convertible Preferred Stock (“Series A-2 Preferred Stock”) was created and all of the outstanding shares the Company’s convertible preferred stock, which consist entirely of shares of Series A-1 Convertible Preferred Stock (“Series A-1 Preferred Stock”), were exchanged on a one-for-one basis.  Pursuant to that certain Series A-1 Preferred Consent and Exchange Agreement, dated August 11, 2009, the holders of the Company’s Series A-1 Preferred Stock (i) consented to the creation of the Series A-2 Preferred Stock and (ii) were issued an aggregate of approximately 4,508.6887 shares of Series A-2 Preferred Stock in exchange for an aggregate of approximately 4,508.6887 shares of the Company’s Series A-1 Preferred Stock. The foregoing description of the exchange of the Series A-1 Preferred Stock is qualified in its entirety by reference to the provisions of the form of Series A-1 Preferred Consent and Exchange Agreement attached to this report as Exhibit 10.1.

Each share of Series A-2 Preferred Stock has a stated value of $7,500 per share (the “Stated Value”), a liquidation preference equal to the Stated Value, and is convertible at the holder’s election into common stock at a conversion price per share of $0.75.  Therefore, each share of Series A-2 Preferred Stock is convertible into 10,000 shares of common stock. The Series A-2 Preferred Stock is senior to all other classes of equity, has weighted average anti-dilution protection and, commencing on January 1, 2013, is entitled to dividends at a rate of 5% per annum, payable quarterly, based on the Stated Value.  Once dividend payments commence, all dividends are payable at the option of the holder in cash or through the issuance of a number of additional shares of Series A-2 Preferred Stock with an aggregate liquidation preference equal to the dividend amount payable on the applicable dividend payment date. Except for when the payment of dividends commence, the terms of the Series A-2 Preferred Stock are materially the same as the terms of the Series A-1 Preferred Stock created in March 2009 and the Series A Preferred Stock created in November 2008.  The foregoing description of the Series A-2 Preferred Stock is qualified in its entirety by reference to the provisions of the form of Certificate of Designations, Preferences and Rights of Series A-2 Preferred Stock attached to this report as Exhibit 4.1.

Pursuant to that certain Warrant Exchange Agreement, dated August 11, 2009, holders of the Warrants were issued one share of common stock for warrants to acquire 2.25 shares of common stock, rounding to the nearest whole share. As a result, approximately 17,372,399 shares of common stock were issued in exchange for warrants to acquire approximately 39,087,916 shares of common stock.  Prior to the exchange, all of the warrants to acquire shares of common stock with an exercise price of $0.40 were amended pursuant to Amendment to Warrants to Purchase Shares of Common Stock of Glowpoint, dated August 10, 2009, to require the consent of a majority of the warrant holders in order to consummate a financing at a price per share of common stock below $0.40, thereby eliminating the need to account for a derivative liability.  The foregoing description of the issuance of common stock in exchange for the Warrants and the amendment to the warrants is qualified in its entirety by reference to the provisions of the form of Warrant Exchange Agreement and the form of Amendment to Warrants to Purchase Shares of Common Stock of Glowpoint attached to this report as Exhibits 10.2 and 10.3.

As of the closing, the Company’s outstanding capital stock consisted of approximately 64,957,462 shares of Common Stock, approximately 4508.7 shares of Series A-2 Convertible Preferred Stock (which are convertible into approximately 45,087,000 shares of Common Stock at $0.75), options to employees, and warrants.  The remaining warrants outstanding include (i) warrants to acquire approximately 1,710,000 shares at an average exercise price of $2.56, which expire on August 17, 2009, (ii) warrants to acquire approximately 1,640,000 shares at an exercise price of $1.61, which expire on March 14, 2010, and (iii) warrants to acquire approximately 1,824,000 shares at an exercise price of $0.40, which expire on November 25, 2013.

Pursuant to that certain Registration Rights Agreement, dated August 11, 2009, the Company agreed to register the shares of common stock issued pursuant to the Warrant Exchange agreement or issued upon conversion of the Series A-2 Preferred Stock to the extent such shares of common stock could not be resold pursuant to Rule 144 promulgated pursuant the Securities Act of 1933, as amended. The foregoing description of the registration rights is qualified in its entirety by reference to the provisions of the form of Registration Rights Agreement attached to this report as Exhibit 10.4.

Burnham Hill Partners LLC acted as financial advisor and was paid a fee of $75,000, $50,000 of which was paid at the closing and the balance to be paid on terms mutually acceptable to the parties.

A copy of the press release announcing the foregoing transactions is attached to this Form 8-K as Exhibit 99.1.

ITEM 3.02          UNREGISTERED SALES OF EQUITY SECURITIES.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 3.02.  The issuances were made in a private placement in reliance upon exemptions from registration pursuant to Sections 3(a)(9) and 4(2) of the Securities Act of 1933, as amended.  Each investor is an accredited investor as defined in Rule 501 of Regulation D.

ITEM 3.03          MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The information disclosed in Item 1.01 of this Form 8-K is incorporated into this Item 3.03.

ITEM 9.01          FINANCIAL STATEMENTS AND EXHIBITS.

(a)	Financial Statements of Businesses Acquired. Not Applicable.
(b)	Pro Forma Financial Information. Not Applicable.
(c)	Shell Company Transactions. Not Applicable.
(d)	Exhibits
	Exhibit No.	Description
	4.1	Form of Certificate of Designations, Preferences and Rights of Series A-2 Preferred Stock of Glowpoint.
	10.1	Form of Series A-1 Preferred Consent and Exchange Agreement, dated August 11, 2009, between Glowpoint and the holders set forth therein.
	10.2	Form of Warrant Exchange Agreement, dated August 11, 2009, between Glowpoint and the holders set forth therein.
	10.3	Form of Amendment to Warrants to Purchase Shares of Common Stock of Glowpoint, dated August 10, 2009, between Glowpoint and the holders set forth therein.
	10.4	Form of Registration Rights Agreement, dated August 11, 2009, between Glowpoint and the holders set forth therein.
	99.1	Text of press release dated August 11, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.

Dated: August 11, 2009	/s/ Edwin F. Heinen
Edwin F. Heinen
Chief Financial Officer